UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGEACT OF 1933

Sunshine Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Colorado	20-5566275
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6500 Trans-Canada Highway, 4th Floor Pointe-Claire, Quebec, Canada	H9R 0A5
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

Warrants, each to purchase one share of Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-259394

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered

Sunshine Biopharma, Inc. (the “Registrant”), hereby incorporates by reference the description of its securities to be registered hereunder contained in the section entitled “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-259394) originally filed with the Securities and Exchange Commission (the “Commission”) on September 9, 2021, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates. In addition, any form of prospectus or prospectus supplement relating to the Registration Statement that includes such descriptions and that is subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is also incorporated by reference herein.

Item 2. Exhibits

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The NASDAQ Stock Market, LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 10, 2022		Sunshine Biopharma, Inc.

	By:	/s/ Dr. Steve N. Slilaty
Dr. Steve N. Slilaty Chief Executive Officer

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